Exhibit 4.3

PURCHASE CONTRACT AGREEMENT

Dated as of April 7, 2014

Between

MCDERMOTT INTERNATIONAL, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Purchase Contract Agent

and as Trustee under the Indenture referred to herein

i

ii

Section 10.02.	Maintenance of Office or Agency.	50
Section 10.03.	Annual Statement.	50
Section 10.04.	Existence.	50
Section 10.05.	Company to Reserve Common Stock.	51
Section 10.06.	Covenants as to Common Stock.	51

EXHIBITS

EXHIBIT A - Form of Unit	A-1

EXHIBIT B - Form of Purchase Contract	B-1

iii

PURCHASE CONTRACT AGREEMENT, dated as of April 7, 2014, between McDermott International, Inc., a corporation incorporated under the laws of the Republic of Panama (the “Company”), and U.S. Bank National Association, a national banking association, acting as purchase contract agent and attorney-in-fact for the Holders (as defined herein) of Purchase Contracts (as defined herein) from time to time (the “Purchase Contract Agent”) and as Trustee (as defined herein).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Purchase Contract Agreement and the Units (as defined herein) and Purchase Contracts issuable hereunder.

All things necessary to make the Units and Purchase Contracts, when such are executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Purchase Contract Agreement, the valid obligations of the Company and to constitute this Purchase Contract Agreement a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Units (including the constituent parts thereof) by the Holders thereof, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions

For all purposes of this Purchase Contract Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Purchase Contract Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(d) “or” is not exclusive; and

(e) the following terms have the meanings given to them in this Section 1.01(e):

“Acceleration Date” has the meaning set forth in Section 4.06.

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04(a).

“Additional Amounts” has the meaning set forth in Section 4.08.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicants” has the meaning set forth in Section 7.12(b).

“Averaging Period” has the meaning specified in Section 5.01(a)(v).

“Bankruptcy Event” means the occurrence of one or more of the following events:

(i) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law and if such decree or order shall have been entered more than 60 days prior to the last VWAP Trading Day of the Observation Period, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii) a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and if such decree or order shall have been entered more than 60 days prior to the last VWAP Trading Day of the Observation Period, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(iii) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar foreign, federal or state law for the relief of debtors.

“Base Indenture” means the senior base indenture, dated as of April 7, 2014, between the Company and the Trustee (including any provisions of the TIA that are deemed incorporated therein).

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means

(i) in the case of a corporation, corporate stock;

(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” with respect to the Common Stock, means on any Trading Day, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Closing Price” will be the last quoted bid price for the Common Stock in the over the counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Price” will be the average of the midpoint of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include the Underwriter. Any such determination will be conclusive absent manifest error.

“Code” means the Internal Revenue Code of 1986 (title 26 of the United States Code), as amended from time to time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of governing body, parties, managers or others that will conduct the management or policies of such Person.

“Common Stock” means the common stock, par value $1.00 per share, of the Company, subject to Section 5.01(e).

“Company” means the Person named as the “Company” in the first paragraph of this Purchase Contract Agreement until a successor shall have become such pursuant to the applicable provision of this Purchase Contract Agreement, and thereafter “Company” shall mean such successor.

“Component Note” means a Note, in global form and attached to a Global Unit, that (i) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (ii) shall be registered on the Security Register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (iii) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“Component Purchase Contract” means a Purchase Contract, in global form and attached to a Global Unit, that (i) shall evidence the number of Purchase Contracts specified therein that are components of the Units evidenced by such Global Unit, (ii) shall be registered on the Security Register in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Purchase Contract forms a part, and (iii) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“Corporate Trust Office” means the principal corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, Attn: Corporate Trust Officer, 5555 San Felipe, Suite 1150, Houston, Texas 77056.

“Daily Settlement Amount” has the meaning set forth in Section 4.01.

“Daily VWAP” means, for any Trading Day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on the Bloomberg page “MDR<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may include the Underwriter). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.06, Section 3.07, Section 3.08 and Section 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Determination Date” means each of (i) in the case of a settlement of Purchase Contracts on the Mandatory Settlement Date the last VWAP Trading Day of Observation Period, (ii) any Early Settlement Exercise Date, (iii) any Fundamental Change Early Settlement Date, (iv) any Acceleration Date and (v) any Early Mandatory Relevant Date.

“DTC” means The Depository Trust Company.

“DWAC System” has the meaning set forth in Section 2.03(a).

“Early Mandatory Relevant Date” has the meaning set forth in Section 4.07(a).

“Early Mandatory Settlement” has the meaning set forth in Section 4.07(a).

“Early Mandatory Settlement Date” has the meaning set forth in Section 4.07(a).

“Early Mandatory Settlement Notice” has the meaning set forth in Section 4.07(b).

“Early Mandatory Settlement Notice Date” has the meaning set forth in Section 4.07(a).

“Early Mandatory Settlement Rate” has the meaning set forth in Section 4.07(a).

“Early Mandatory Settlement Right” has the meaning set forth in Section 4.07(a).

“Early Settlement” has the meaning set forth in Section 4.04(a).

“Early Settlement Exercise Date” has the meaning set forth in Section 4.04(b).

“Early Settlement Rate” for each Purchase Contract means the Minimum Settlement Rate in effect immediately prior to Close of Business on the Early Settlement Exercise Date, unless the Holder elects to settle such Purchase Contract in connection with a Fundamental Change, in which case such Holder shall receive upon settlement of such Purchase Contract a number of shares of Common Stock (or, if applicable, Reference Property) based on the Fundamental Change Early Settlement Rate in effect immediately prior to Close of Business on the Early Settlement Exercise Date.

“Effective Date” has the meaning set forth in Section 5.02(c).

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution on shares of the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning set forth in Section 1.04(e).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution.

“First Supplemental Indenture” means the first supplemental indenture, dated as of April 7, 2014, between the Company and the Trustee, pursuant to which the Notes will be issued.

“Fixed Settlement Rate” means either the Maximum Settlement Rate or the Minimum Settlement Rate, or both, as applicable.

“Fundamental Change” shall be deemed to occur at the time after the Issue Date when any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or any of its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity;

(ii) consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets, (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one or more of the Company’s wholly owned Subsidiaries (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to in this clause (ii) as an ‘‘event’’); provided that any such event described in clause (A) or (B) above where the holders of the Company’s voting stock immediately prior to such event own, directly or indirectly, more than 50% of the voting stock of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction shall not constitute a Fundamental Change under such clause (A) or (B), as the case may be;

(iii) the Common Stock (or other common stock deliverable upon settlement of a Holder’s Purchase Contract) ceases to be listed on any of the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); or

(iv) The Company stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a transaction or series of related transactions described in clause (ii) above shall not constitute a Fundamental Change if at least 90.0% of the consideration received or to be received by the holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock traded on any of the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors), and as a result of such transaction or transactions, such consideration will constitute Reference Property pursuant to Section 5.01(e). In addition, a transaction or event that constitutes a Fundamental Change under both clauses (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii).

For purposes of clause (i) above, whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 5.02(a).

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 5.02(a)

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 5.02(c).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 5.02(a).

“Global Note” means a Note, as defined in the Indenture, in global form that (i) shall evidence the number of Separate Notes specified therein, (ii) shall be registered on the security register for the Notes in the name of the Depositary or its nominee, and (iii) shall be held by the Trustee as custodian for the Depositary.

“Global Purchase Contract” means a Purchase Contract in global form that (i) shall evidence the number of Separate Purchase Contracts specified therein, (ii) shall be registered on the books and records of the Purchase Contract Agent in the name of the Depositary or its nominee and (iii) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit, a Global Purchase Contract or a Global Note, as applicable.

“Global Unit” means a Unit in global form that (i) shall evidence the number of Units specified therein, (ii) shall be registered on the Security Register in the name of the Depositary or its nominee, (iii) shall include, as attachments thereto, a Component Note and a Component Purchase Contract, evidencing, respectively, a number of Notes and a number of Purchase Contracts, in each case, equal to the number of Units evidenced by such Unit in global form, and (iv) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register, and with respect to a Note, the Person in whose name the Note is registered as provided for in the Indenture; provided, however, that in determining whether the Holders of the requisite number of Units or Purchase Contracts, as the case may be, have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Units or Purchase Contracts, as the case may be, remain in the form of one or more Global Securities and if the Depositary that is the registered holder of such Global Security has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units or Purchase Contracts, as the case may be, are credited on the related record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“Indenture” means the Base Indenture, as supplemented by the First Supplemental Indenture.

“Issue Date” means April 7, 2014.

“Issuer Free Writing Prospectus” means the Issuer Free Writing Prospectus filed with the Securities and Exchange Commission by the Company and dated April 1, 2014, relating to the offering of the Units.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by its Chairman of the Board of Directors, its President or one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent or the Trustee.

“Mandatory Settlement” has the meaning set forth in Section 4.01.

“Mandatory Settlement Date” means the Scheduled Mandatory Settlement Date, subject to acceleration pursuant to Section 4.06; provided that, if one or more of the 20 consecutive VWAP Trading Days of the Observation Period is not a VWAP Trading Day, the “Mandatory Settlement Date” shall be postponed until the third Scheduled Trading Day immediately following the last VWAP Trading Day of the Observation Period.

“Market Disruption Event” means, if the Common Stock is listed for trading on the NYSE or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maximum Settlement Rate” has the meaning set forth in Section 4.01.

“Merger Event” has the meaning set forth in Section 5.01(e).

“Minimum Settlement Rate” has the meaning set forth in Section 4.01.

“Notes” means the series of notes designated as the 7.75% Senior Amortizing Notes due April 1, 2017 to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $4.1266.

“NYSE” means the New York Stock Exchange.

“Observation Period” means the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date.

“Officers’ Certificate” means a certificate signed by any of the Chairman of the Board of Directors, the President, any Vice Chairman of the Board of Directors, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent or Trustee, as applicable.

“Outstanding Purchase Contracts” means, as of the date of determination, all Purchase Contracts theretofore executed, authenticated on behalf of the Holder and delivered under this Purchase Contract Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(i) Purchase Contracts theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Purchase Contract Agreement; and

(ii) Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been executed, authenticated on behalf of the Holder and delivered pursuant to this Purchase Contract Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a “protected purchaser” (as such term is defined in Section 8-303 of the Uniform Commercial Code of New York as then in effect) in whose hands the Purchase Contracts are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Purchase Contracts have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Purchase Contracts owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Purchase Contracts, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Purchase Contracts that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded.

“Participant” has the meaning set forth in Section 2.03(a).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated March 31, 2014, related to the offering of the Units, as filed with the Securities and Exchange Commission.

“Prospectus” means the prospectus, dated April 1, 2014, related to the Securities identified therein, as filed with the Securities and Exchange Commission.

“Purchase Contract” means the contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Purchase Contract Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03(a).

“Record Date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Price” has the meaning set forth in Section 4.01.

“Reference Property” has the meaning set forth in Section 5.01(e).

“Reference Property Unit” has the meaning set forth in Section 5.01(e).

“Repurchase Date” has the meaning set forth in the Indenture.

“Repurchase Price” has the meaning set forth in the Indenture.

“Repurchase Right” has the meaning set forth in the Indenture.

“Responsible Officer” means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Purchase Contract Agreement.

“Scheduled Mandatory Settlement Date” means April 1, 2017.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, however, that if the Common Stock is not so listed or admitted for trading, then “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Note, as applicable.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Amount” has the meaning set forth in Section 4.01.

“Settlement Date” means the Early Mandatory Settlement Date, the Mandatory Settlement Date or the third Business Day following any Early Settlement Exercise Date or Fundamental Change Early Settlement Date.

“Spin-Off” has the meaning set forth in Section 5.01(a)(iii).

“Stock Price” has the meaning set forth in Section 5.02(c).

“Subsidiary,” when used with respect to any Person, means:

(i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Successor Company” has the meaning set forth in Section 9.01(a).

“Tender Offer Expiration Date” has the meaning set forth in Section 5.01(a)(vi).

“Tender Offer Expiration Time” has the meaning set forth in Section 5.01(a)(vi).

“Threshold Appreciation Price” initially has the value set forth in Section 4.01 and is subject to adjustment as provided herein.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Trading Day” means a Scheduled Trading Day on which (a) (i) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed and (ii) there is no Market Disruption Event, or (b) if the Common Stock is not then listed on a U.S. national or regional securities exchange, trading in the Common Stock generally occurs on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means U.S. Bank National Association, as trustee under the Indenture, or any successor thereto.

“Underwriter” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of April 1, 2014, between the Company and the Underwriter relating to the Units.

“Unit” means the collective rights of a Holder of a unit consisting of one Purchase Contract and one Note prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Unit Stated Amount” means $25.00 per Unit.

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

Section 1.02. Compliance Certificates and Opinions.

Except as otherwise expressly provided by this Purchase Contract Agreement, upon any application or request by the Company to the Purchase Contract Agent or Trustee to take any action in accordance with any provision of this Purchase Contract Agreement, the Company shall furnish to the Purchase Contract Agent or Trustee, as applicable, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Purchase Contract Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent or Trustee, as applicable, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Purchase Contract Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officers’ Certificate or opinion with respect to compliance with a condition or covenant provided for in this Purchase Contract Agreement shall include:

(i) a statement that each individual signing such Officers’ Certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Purchase Contract Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Purchase Contract Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Purchase Contract Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c) The ownership of Purchase Contracts shall be proved by the Security Registrar upon review of the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Purchase Contract shall bind every future Holder of the same Purchase Contract and the Holder of such Purchase Contract issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Purchase Contract.

(e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Purchase Contracts entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Purchase Contract Agreement to be given, made or taken by Holders of Purchase Contracts. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Purchase Contracts on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Purchase Contracts, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Purchase Contracts on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Purchase Contracts on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Purchase Contracts in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Purchase Contracts in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding anything to the contrary in the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05. Notices.

Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight courier guaranteeing next day delivery to the applicable address below:

if to the Purchase Contract Agent or Trustee:

U.S. Bank National Association

Attn: Corporate Trust Officer

555 San Felipe, Suite 1150

Houston, Texas 77056

if to the Company:

757 N. Eldridge Pkwy.

Houston, Texas 77079

Facsimile: (281) 870-5755

Attention: General Counsel

Section 1.06. Notice to Holders; Waiver.

Where this Purchase Contract Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Purchase Contract Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notwithstanding the foregoing or any other provision of this Purchase Contract Agreement to the contrary, whenever notice is required to be given to a holder of a Global Security pursuant to this Purchase Contract Agreement, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to customary procedures of such Depositary.

Section 1.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns.

All covenants and agreements in this Purchase Contract Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.09. Separability Clause.

In case any provision in this Purchase Contract Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Agreement.

Nothing contained in this Purchase Contract Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Purchase Contract Agreement. The Holders from time to time shall be beneficiaries of this Purchase Contract Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

Section 1.11. Governing Law.

This Purchase Contract Agreement, the Units and the Purchase Contracts, and any claim, controversy or dispute arising under or related to this Purchase Contract Agreement, the Units or the Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflicts of law principles thereof that would result in the application of law other than the laws of the State of New York).

Section 1.12. Conflicts with Indenture.

To the extent that any provision of this Purchase Contract Agreement relating to or affecting the Notes conflicts with or is inconsistent with the Indenture, the Indenture shall govern.

Section 1.13. Legal Holidays.

In any case where any Settlement Date shall not be a Business Day, notwithstanding any other provision of this Purchase Contract Agreement or the Purchase Contracts, the settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Settlement Date, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay.

Section 1.14. Counterparts.

This Purchase Contract Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.15. Inspection of Agreement.

A copy of this Purchase Contract Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.16. Waiver of Jury Trial.

EACH OF THE COMPANY, THE PURCHASE CONTRACT AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PURCHASE CONTRACT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17. Force Majeure.

In no event shall either of the Purchase Contract Agent or the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each of the Purchase Contract Agent and the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18. Calculations.

The solicitation of any necessary bids and the performance of any calculations to be made hereunder shall be the sole obligation of the Company. These calculations include, but are not limited to, determination of the applicable Fixed Settlement Rates, the Early Settlement Rate, the Early Mandatory Settlement Rate, the Fundamental Change Early Settlement Rate, the Closing Price, the Reference Price and the Threshold Appreciation Price as the case may be. All calculations made by the Company or its agent hereunder shall be made in good faith and, absent manifest error, be final and binding on the Purchase Contract Agent, the Trustee, each Paying Agent and on the Holders. For any calculations to be made by the Company or its agent hereunder, the Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Trustee, and each of the Purchase Contract Agent and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company or its agent without independent verification, shall have no liability with respect thereto and shall have no liability to the Holders for any loss any of them may incur in connection with no independent verification having been done.

Section 1.19. UCC.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

ARTICLE II

UNIT AND PURCHASE CONTRACT FORMS

Section 2.01. Forms of Units and Purchase Contracts Generally.

The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

The Units will initially be issued in the form of one or more fully registered Global Units as set forth in Section 3.06. The Purchase Contracts will initially be issued as Component Purchase Contracts substantially in the form of Attachment 3 to the form of Global Unit attached as Exhibit A hereto, will be attached to the related Global Unit and registered in the name of U.S. Bank National Association, as attorney-in-fact of the holder(s) of such Global Unit, and will trade under the CUSIP number 580037 141 for the Units.

Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Purchase Contract Agreement, as evidenced by their execution thereof.

Every Global Unit and Global Purchase Contract executed, authenticated on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT / PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL [UNIT / PURCHASE CONTRACT] IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL [UNIT / PURCHASE CONTRACT] IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02. Form of Certificate of Authentication.

The form of certificate of authentication of the Units and Purchase Contracts shall be substantially in the form set forth in the form of Unit or form of Purchase Contract attached hereto as Exhibit A and Exhibit B, respectively.

Section 2.03. Global Securities; Separation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately succeeding the Issue Date to, but excluding, the third Business Day immediately preceding the Scheduled Mandatory Settlement Date or an Early Mandatory Settlement Date, a Holder or Beneficial Owner of a Unit may separate such Unit into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers (580037 158 and 580037 604), and that Unit will cease to exist. Beneficial interests in a Unit, and after separation, the Separate Purchase Contract and Separate Note, will be shown on and transfers will be effected through direct or indirect participants in DTC. Beneficial interests in Units, Separate Purchase Contracts and Separate Notes will be evidenced by Global Units, Global Purchase Contracts and

Global Notes, respectively. In order to separate a Unit into its component parts, a Beneficial Owner must deliver written instruction to the broker or other direct or indirect participant (the “Participant”) through which it holds an interest in such Unit to notify DTC through DTC’s Deposit/Withdrawal at Custodian System (the “DWAC System”) of such Beneficial Owner’s election to separate such Unit, following which the Purchase Contract Agent or Trustee, as applicable, shall register (i) a decrease in the Global Unit and the amount of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding increase in the amounts of the Global Purchase Contract and Global Note. If, however, such Unit is in the form of a Definitive Security in accordance with Section 3.09, the Holder thereof must deliver to the Purchase Contract Agent such Unit, together with a separation notice, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Separate Note for each such Unit. Separate Purchase Contracts and Separate Notes will be transferable independently from each other.

(b) Holders which elect to separate the Note and related Purchase Contract in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and the Company shall not be responsible for any such fees or expenses.

Each of the Purchase Contract Agent and the Trustee is authorized to act in accordance with any letter of representations executed by the Company in favor of DTC.

Section 2.04. Recreation of Units.

(a) On any Business Day before the third Business Day immediately preceding the Scheduled Mandatory Settlement Date or any Early Mandatory Settlement Date, a Holder or Beneficial Owner of a Separate Purchase Contract and a Separate Note may recreate a Unit (which will thereafter trade under the CUSIP number 580037 141 for the Units), and each such Separate Purchase Contract and Separate Note will cease to exist immediately after such recreation. In order to recreate a Separate Purchase Contract and Separate Note into a Unit, a Beneficial Owner must deliver written instruction to the Participant through which it holds an interest in such Separate Purchase Contract and Separate Note to notify DTC through the DTC’s DWAC System of such Beneficial Owner’s election to recreate a Unit, following which the Purchase Contract Agent or Trustee, as applicable, shall register (i) an increase in the Global Unit and the amount of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding decrease in the amounts of the Global Purchase Contract and Global Note. If, however, such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one Unit in definitive form for such Definitive Securities.

(b) Holders that recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and the Company shall not be responsible for any such fees or expenses.

ARTICLE III

THE UNITS AND PURCHASE CONTRACTS

Section 3.01. Amount and Denominations.

The aggregate number of Units and Separate Purchase Contracts evidenced by Equity-Linked Securities executed, authenticated on behalf of the Holders and delivered hereunder is limited in each case to 11,500,000, except for Units and Separate Purchase Contracts executed, authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, Section 3.05, Section 3.10, or Section 8.05. On the Issue Date, there shall be issued and authenticated 11,500,000 Units.

Equity-Linked Securities that are not in the form of Global Securities shall be issuable in denominations of one Equity-Linked Security and integral multiples in excess thereof.

Section 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities.

Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with each such Unit or Separate Purchase Contract representing the rights and obligations of the Holder thereof and the Company under one Unit or one Separate Purchase Contract, respectively. In the case of a Unit or a Separate Purchase Contract, the Holder of such Unit or Separate Purchase Contract, as the case may be, shall, for all purposes hereunder and under the Indenture, be deemed to be the Holder of the Note and Purchase Contract that are components of such Unit, or of such Separate Contract, respectively.

Prior to settlement of any Purchase Contract, the shares of Common Stock deliverable upon settlement of such Purchase Contract shall not be outstanding and, prior to the relevant time set forth in the immediately following sentence for an Early Settlement, Early Mandatory Settlement or a Mandatory Settlement, as the case may be, such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company. The Person in whose name any shares of the Common Stock shall be issuable upon settlement of a Purchase Contract shall be deemed to become the holder of record of such shares at the Close of Business on (i) in the case of an Early Settlement, the Early Settlement Exercise Date, (ii) in the case of an Early Mandatory Settlement, the Early Mandatory Relevant Date or (iii) in the case of a Mandatory Settlement, the last VWAP Trading Day of the Observation Period.

Section 3.03. Execution, Authentication, Delivery and Dating.

Upon the execution and delivery of this Purchase Contract Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company to the Purchase Contract Agent and Trustee for authentication on behalf of the Holders and delivery, together with an Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and Trustee (if applicable) in accordance with such Issuer Order shall authenticate on behalf of the Holders and deliver such Equity-Linked Securities.

The Equity-Linked Securities shall be executed on behalf of the Company by any authorized officer of the Company. The signature of any such officer on the Equity-Linked Securities may be manual or facsimile.

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Purchase Contract Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent and Trustee (if applicable) by manual signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Equity-Linked Securities.

Pending the preparation of Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and, in the case of Units, Trustee, and the Purchase Contract Agent and Trustee (if applicable) shall authenticate on behalf of the Holders, and deliver, in lieu of such Definitive Equity-Linked

Securities, temporary Equity-Linked Securities that are substantially in the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company shall cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and, in the case of Units, Trustee, and the Purchase Contract Agent and Trustee (if applicable) shall authenticate on behalf of the Holder, and deliver in exchange therefor, one or more Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the Units or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

Section 3.05. Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Company may designate an alternative Person to act as Security Registrar by providing written notice to the Holders. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and Trustee shall authenticate on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities of any authorized denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall authenticate on behalf of the Holder, and deliver the Equity-Linked Securities which the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Purchase Contract Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company may require payment from the Holder of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.09 and Section 8.05 not involving any transfer.

Notwithstanding anything to the contrary in the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent and, in the case of Units, the Trustee, shall not be obligated to authenticate on behalf of the Holder or deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the Close of Business on the Business Day immediately preceding the Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with Separate Notes equal to the number of, and in the same form as, the Notes evidenced by such Equity-Linked Security if such Equity-Linked Security is a Unit and if the Repurchase Right is not applicable or, if applicable, not exercised).

Section 3.06. Book-Entry Interests.

The Units, the Separate Purchase Contracts and the Separate Notes, on original issuance, will be issued in the form of one or more fully registered Global Units, Global Purchase Contracts and Global Notes, respectively, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Securities shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Owner will receive a Definitive Security representing such Beneficial Owner’s interest in such Global Security, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company in writing. Unless and until definitive, fully registered Securities have been issued to Beneficial Owners pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) the Company shall be entitled to deal with the Depositary for all purposes of this Purchase Contract Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Owners as such;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Purchase Contract Agreement, the provisions of this Section 3.06 shall control; and

(iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

Section 3.07. Notices to Holders.

Whenever a notice or other communication to the Holders is required to be given under this Purchase Contract Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Separate Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.08. Appointment of Successor Depositary.

If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Separate Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Separate Purchase Contracts, as the case may be.

Section 3.09. Definitive Securities.

If:

(i) the Depositary is no longer a Clearing Agency or is unwilling or unable to continue its services as securities depositary with respect to the Global Securities and a successor Depositary is not appointed within 90 days after such discontinuance pursuant to Section 3.08; or

(ii) the Company elects, in its sole discretion, to allow some or all Global Units, Global Purchase Contracts or Global Notes to be exchangeable for securities in registered definitive form,

then (x) Definitive Securities shall be prepared by the Company with respect to such Global Securities and delivered to the Purchase Contract Agent and the Trustee, and (y) upon surrender of such Global Securities by the Depositary, accompanied by registration instructions, the Company shall cause Definitive Securities to be executed, authenticated and delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Each Definitive Security so delivered shall evidence Units or Separate Purchase Contracts or Separate Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding anything to the contrary in the foregoing, the exchange of Global Notes for Separate Notes in definitive form shall be governed by the Indenture.

Section 3.10. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company, the Purchase Contract Agent and Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such security or indemnity as may be reasonably required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent or Trustee that such Equity-Linked Security has been acquired by a “protected purchaser” (as such term is defined in Section 8-303 of the Uniform Commercial Code of New York as then in effect), the Company shall execute and deliver to the Purchase Contract Agent and, in the case of Units, the Trustee, and the Purchase Contract Agent and Trustee (if applicable) shall authenticate on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding anything to the contrary in the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, Trustee shall not be obligated to authenticate on behalf of the Holder, and deliver to the Holder, an Equity-Linked Security on or after the Business Day immediately preceding the Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or arrange for delivery of the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with Separate Notes equal to the number of, and in the same form as, the Notes evidenced by such Equity-Linked Security if such Equity-Linked Security is a Unit and if the Repurchase Right is not applicable or, if applicable, not exercised).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Purchase Contract Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

Section 3.11. Persons Deemed Owners.

Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Equity-Linked Security is registered as the absolute owner of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Separate Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in the foregoing, with respect to any Global Unit or Global Purchase Contract, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Unit or Global Purchase Contract or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Unit or Global Purchase Contract.

Section 3.12. Cancellation.

All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of an Equity-Linked Security shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it; provided, however, that the Purchase Contract Agent shall deliver any Notes or Separate Notes so surrendered to it to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously executed, authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent; provided, however, that if the Equity-Linked Securities so delivered are Units, the Purchase Contract Agent shall deliver the Notes comprising such Units to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. No Equity-Linked Securities shall be executed, authenticated on behalf of the Holder and delivered in lieu of or in exchange for any Equity-Linked Securities cancelled as provided in this Section 3.12, except as expressly permitted by this Purchase Contract Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation, in which case such Equity-Linked Security shall be accompanied by an Issuer Order and cancelled in accordance with the immediately preceding paragraph.

ARTICLE IV

SETTLEMENT OF THE PURCHASE CONTRACTS

Section 4.01. Settlement Amount.

Each Purchase Contract obligates the Company to deliver, on the third Business Day immediately following the last VWAP Trading Day of the Observation Period, a number of shares of Common Stock (subject to Section 4.05 and Article V) equal to the Settlement Amount for such Purchase Contract, as determined by the Company (a “Mandatory Settlement”), unless such Purchase Contract previously settles early at the option of Holders pursuant to Section 4.04 or Section 5.02 or at the option of the Company pursuant to Section 4.07.

The “Settlement Amount” per Purchase Contract is equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive VWAP Trading Days during the relevant Observation Period.

The “Daily Settlement Amount” means for each Purchase Contract and for each of the 20 consecutive VWAP Trading Days during the relevant Observation Period:

(i) if the Daily VWAP of the Common Stock is equal to or greater than $8.61 per Share, subject to adjustment as provided herein (the “Threshold Appreciation Price”), a number of shares of Common Stock equal to (i) 2.9030 shares of Common Stock, subject to adjustment as provided herein (the “Minimum Settlement Rate”) divided by (ii) 20;

(ii) if the Daily VWAP of the Common stock is less than the Threshold Appreciation Price but greater than $7.03 per Share, subject to adjustment as provided herein (the “Reference Price”), a number of shares of Common Stock equal to (i) the Unit Stated Amount divided by the Daily VWAP divided by (ii) 20; and

(iii) if the Daily VWAP of the Common Stock is less than or equal to the Reference Price, a number of shares of Common Stock equal to (i) 3.5562 shares of Common Stock, subject to adjustment as provided herein (the “Maximum Settlement Rate”) divided by (ii) 20.

The Company shall give notice of the Settlement Amount to the Purchase Contract Agent and Holders no later than the Close of Business on the Business Day immediately following the last VWAP Trading Day of the Observation Period.

Section 4.02. Representations and Agreements of Holders and Beneficial Owners.

Each Holder of a Unit or Separate Purchase Contract by its acceptance thereof, and each beneficial owner (for U.S. federal income tax purposes) of a Unit or Separate Purchase Contract by its acquisition, will be deemed to have:

(i) irrevocably authorized and directed the Purchase Contract Agent to execute and deliver on its behalf and perform the Purchase Contract Agreement on its behalf, and appointed the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(ii) in the case of a Purchase Contract that is a component of a Unit, or that is evidenced by a Separate Purchase Contract, irrevocably authorized and directed the Purchase Contract Agent to execute, deliver and hold on its behalf the Separate Purchase Contract or the Component Purchase Contract evidencing such Purchase Contract, and appointed the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(iii) consented to, and agreed to be bound by, the terms and provisions of this Purchase Contract Agreement;

(iv) represented that either (1) no portion of the assets used to acquire and hold the Units constitutes assets of any (A) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) or (C) entity whose underlying assets are considered to include “plan assets” of such plan, account or arrangement within the meaning of 29 C.F.R. Section 2510.3-103, as modified by Section 3(42) of ERISA or otherwise or (2) the purchase and holding of the Units (or either of the Purchase Contracts or Notes that are components thereof) and its acquiring of shares of Common Stock upon settlement of the Purchase Contracts, as the case may be, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws; and

(v) in the case of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat (1) a Unit as an investment unit composed of two separate instruments, in accordance with the form of Unit attached hereto as Exhibit A (2) the Notes as indebtedness of the Company and (3) the allocation of the Unit Stated Amount between the Purchase Contract and the Note component of such Unit so that the initial tax basis in such Purchase Contract will be $20.8734 and the initial tax basis in such Note will be $4.1266.

Section 4.03. Delivery Upon Settlement of the Purchase Contracts.

(a) On each applicable Settlement Date (or, with respect to an Early Settlement Exercise Date or a Fundamental Change Early Settlement Date, on the date provided for in the first sentence of Section 4.04(c) or in Section 5.02(f), respectively), the Company shall issue and deliver to the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts (or their designees), the aggregate number of shares of Common Stock and cash in lieu of fractional shares of Common Stock to which such Holders are entitled hereunder, registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such cash and shares of Common Stock, together with any dividends or distributions with respect to such shares for which a Record Date and payment date for such dividend or distribution have occurred on or after the applicable Determination Date, the “Purchase Contract Settlement Fund”). When any cash is required to be delivered to Holders pursuant to this Article IV or Section 5.02, the Purchase Contract Agent shall deliver such cash, including any dividends or distributions with respect to the shares constituting part of the Purchase Contract Settlement Fund (but without interest thereon) to such Holders, in accordance with the written direction of the Company.

(b) On the applicable Settlement Date, upon (i) surrender of the Units or Separate Purchase Contracts by book entry transfer or by delivery of any Units or Separate Purchase Contracts in definitive form to the Purchase Contract Agent duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto, or if such Purchase Contract is represented by a Global Security, surrendering the relevant Security (or causing a reduction in the number of Purchase Contracts represented thereby, if applicable) in compliance with the standing arrangements between the Depositary and the Purchase Contract Agent, and (ii) the payment of any transfer or similar taxes payable pursuant to Section 4.03(c), the Purchase Contract Agent shall transfer the shares of Common Stock deliverable upon settlement of such Purchase Contracts, together with (i) cash in lieu of fractional shares as provided in Section 4.05, (ii) the Separate Note (in the case of the transfer or delivery of Units, but not in the case of settlement on the Mandatory Settlement Date if such Separate Note matures on the Mandatory Settlement Date) and (iii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.

(c) The shares of Common Stock deliverable upon settlement of the Purchase Contracts shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company shall pay all stock transfer and similar taxes attributable to the delivery thereof, unless any such transfer or similar tax is payable in respect of any registration of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such transfer or similar taxes and no such registration shall be made unless the Person requesting such registration has paid any such transfer or similar taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

In the event a Holder fails to effect surrender or delivery of its Units or Separate Purchase Contracts in accordance with the provisions hereof, the shares of Common Stock deliverable upon settlement of such Purchase Contracts, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the surrender of the relevant Units or Separate Purchase Contracts for settlement in accordance with the provisions hereof or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any reasonable indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the passage of two (2) years from the applicable Settlement Date, following which the Purchase Contract Agent shall pay to the Company such Holder’s shares of Common Stock and any distributions thereon; provided, however, that the Purchase Contract Agent, before making any such payment to the Company, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such property then remaining will be repaid to the Company. After payment to the Company, (A) Holders entitled to such property must look to the Company for payment as general creditors, unless applicable abandoned property law designates another person, and (B) all liability of the Purchase Contract Agent with respect to such property shall cease.

Section 4.04. Early Settlement.

(a) Subject to and upon compliance with the provisions of this Section 4.04, on any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the third Business Day immediately preceding the Scheduled Mandatory Settlement Date, a Holder of a Unit or Separate Purchase Contract may elect to settle its Purchase Contracts early, in whole or in part (an “Early Settlement”) at the Early Settlement Rate per Purchase Contract.

(b) A Holder’s right to receive shares of Common Stock, together with cash in lieu of fractional shares as provided in Section 4.05, upon Early Settlement of any of its Purchase Contracts is subject to the following conditions:

(i) delivery of a written and signed notice of election (an “Early Settlement Notice”) in the form attached to the Purchase Contract to the Purchase Contract Agent electing Early Settlement of such Purchase Contract (or, in the case of a Global Purchase Contract or a Component Purchase Contract, delivery of notice of such election in accordance with applicable procedures of the Depositary);

(ii) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, surrendering the relevant Definitive Security to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto, or if such Purchase Contract is represented by a Global Security, surrendering the relevant Security (or causing a reduction in the number of Purchase Contracts represented thereby, if applicable) in compliance with the standing arrangements between the Depositary and the Purchase Contract Agent; and

(iii) payment by such Holder of any transfer or similar taxes payable in connection with the issuance of Common Stock to any Person other than such Holder pursuant to Section 4.04(c) below.

The first Business Day on which a Holder complies with the requirements set forth in clauses (i) through (iii) above before the Close of Business on such Business Day shall be considered the “Early Settlement Exercise Date.”

(c) Upon surrender or book-entry transfer of Purchase Contracts or the related Units in accordance with Section 4.03, the Company shall cause a number of shares of Common Stock, per Purchase Contract or Unit, as applicable, equal to the Early Settlement Rate to be issued and delivered, together with payment in lieu of any fraction of a share as provided in Section 4.05, on or prior to the third Business Day following the Early Settlement Exercise Date. Such shares shall be registered in the name of the Holder or the Holder’s designee, and shall be delivered as specified on the applicable Election to Settle Early form substantially in the form attached to Exhibit A or Exhibit B, as applicable, provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock deliverable in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

(d) In the event that Early Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Settlement the Company shall execute and the Trustee shall authenticate on behalf of the Holder thereof and deliver to the Holder thereof, at the expense of the Company, a number of Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which Early Settlement was effected.

(e) In the event that Early Settlement is effected with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, one or more Securities evidencing the Purchase Contracts (and, if applicable, Notes) as to which Early Settlement was not effected.

Section 4.05. No Fractional Shares.

The Company shall deliver cash in lieu of any fractional share of Common Stock issuable upon settlement of the Units or Separate Purchase Contracts based on the (i) Closing Price on the relevant Early Settlement Exercise Date or Early Mandatory Relevant Date, as applicable, or, if such date is not a Trading Day, the immediately preceding Trading Day (in the case of an Early Settlement or an Early Mandatory Settlement, as applicable) or (ii) Daily VWAP on the last VWAP Trading Day of the Observation Period (in the case of a Mandatory Settlement). The Company will calculate the whole number of shares of Common Stock and the amount of any fractional share of Common Stock due upon settlement of a Unit or a Separate Purchase Contract based on the aggregate number of Units or Separate Purchase Contracts being settled by each Holder with the same Early Settlement Exercise Date, Early Mandatory Relevant Date or Observation Period, as applicable, or based on such other aggregate number of Units or Separate Purchase Contracts being settled in respect of the same Early Settlement Exercise Date, Early Mandatory Relevant Date or Observation Period, as applicable, as DTC may otherwise request.

Section 4.06. Acceleration of the Mandatory Settlement Date.

If a Bankruptcy Event occurs on any day (such day the “Acceleration Date”), the Mandatory Settlement Date for each Unit or Separate Purchase Contract shall automatically be accelerated to the Acceleration Date and Holders of Purchase Contracts shall be entitled to receive, upon settlement of the Purchase Contracts on such Acceleration Date, a number of shares of Common Stock equal to the Maximum Settlement Rate in effect immediately prior to such acceleration (regardless of the market value of Common Stock). The Company shall cause to be delivered the shares of Common Stock or Units of Reference Property, as the case may be, as a result of any such acceleration of the Mandatory Settlement Date in accordance with the provisions set forth in Section 4.03, except that (i) such delivery shall be made on the accelerated Mandatory Settlement Date, and (ii) the Person in whose name any shares of Common Stock shall be issuable following such acceleration shall become the holder of record of such shares as of the Close of Business on the Acceleration Date.

Section 4.07. Early Mandatory Settlement at the Company’s election.

(a) The Company has the right (the “Early Mandatory Settlement Right”) to settle (the “Early Mandatory Settlement”) the Purchase Contracts early, in whole but not in part, on a date (the “Early Mandatory Settlement Date”) fixed by the Company at the Early Mandatory Settlement Rate. The “Early Mandatory Settlement Rate” is the Maximum Settlement Rate in effect immediately prior to the Close of Business on the third Business Day immediately preceding the date on which the Company provides the Early Mandatory Settlement Notice to the Purchase Contract Agent and the Holders (the “Early Mandatory Settlement Notice Date”) (such Business Day, the “Early Mandatory Relevant Date”).

(b) If the Company elects to exercise its Early Mandatory Settlement Right, the Company shall provide the Purchase Contract Agent and the Holder of Units, Separate Purchase Contracts and Separate Notes with a notice of its election (the “Early Mandatory Settlement Notice”), issue a press release announcing its election and post such press release on its Web site. The Early Mandatory Settlement Notice shall specify:

(i) the applicable Early Mandatory Settlement Rate;

(ii) the Early Mandatory Settlement Date, which shall be at least 20 but not more than 35 Business Days following the Early Mandatory Settlement Notice Date (and which shall be required to fall on the Repurchase Date);

(iii) that Holders of Units and Separate Notes will have the right to require the Company to repurchase their Notes that are a component of the Units or their Separate Notes, as the case may be, pursuant to and in accordance with the Indenture;

(iv) the Repurchase Price and Repurchase Date;

(v) the last date on which Holders may exercise their Repurchase Right;

(vi) the procedures that Holders must follow hereunder and under the Indenture to require the Company to repurchase their Notes;

(vii) if any outstanding Securities are Definitive Securities, the name and address of the Purchase Contract Agent; and

(viii) any other information the Company determines to be appropriate.

(c) In the event that the Early Mandatory Settlement Right is exercised with respect to Purchase Contracts that are a component of any Units, upon the relevant Early Mandatory Settlement Date, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of such Units; provided, however, that if the Repurchase Date occurs prior to the Early Mandatory Settlement Date, any Holder exercising the Repurchase Right shall surrender the Units on the Repurchase Date and the Company shall execute, and the Purchase Contract Agent shall authenticate, Separate Purchase Contracts in the same form and in the same number as the Purchase Contracts comprising part of such Units, such Separate Purchase Contracts to be settled on the Early Mandatory Settlement Date.

Section 4.08. Additional Amounts

Any deliveries of shares of Common Stock or, if applicable, other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) by the Company (or any successor or surviving entity) under the Purchase Contracts shall be made without deduction or withholding, unless such withholding or deduction is required by applicable law, in which event the Company (or such entity) will pay additional amounts (“Additional Amounts”) so that the Persons entitled to such payments will receive the shares of Common Stock or, if applicable, other Reference Property (or cash) that such Persons would otherwise have received but for such withholding.

Notwithstanding the foregoing, the Company will not pay Additional Amounts with respect to a payment made to any Holder or Beneficial Owner of a Purchase Contract:

(a) which is subject to such taxes by reason of the Holder or the Beneficial Owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with, the relevant tax jurisdiction otherwise than by the mere acquisition, holding or disposition of the Purchase Contract, enforcement of rights thereunder or the receipt of payments thereunder;

(b) for or on account of any taxes imposed or deducted or withheld by reason of the failure of the Holder or Beneficial Owner of the Purchase Contract to complete, execute and deliver to the Company any customary form or document, to the extent applicable to such Holder or Beneficial Owner, that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Company in order to enable the Company to make payments on the Purchase Contract, without deduction or withholding for taxes, or with deduction or withholding of a lesser amount, which form or document shall be delivered within 60 days of a written request therefor by the Company;

(c) for or on account of any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(d) for or on account of any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Purchase Contract;

(e) where the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Purchase Contract for payment within 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later;

(f) if the Holder is a fiduciary, partnership or Person other than the sole Beneficial Owner of that payment, to the extent that such payment would be required to be included in income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settler with respect to such fiduciary, a member of such partnership or a Beneficial Owner who, in each case, would not have been entitled to such Additional Amounts had such beneficiary, settler, partner or Beneficial Owner been the Holder thereof; or

(g) any combination of the instances described in the foregoing clauses (a) through (f).

Any reference in this Agreement to the delivery of shares of Common Stock or Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock or Common Stock) upon settlement of a Unit or a Purchase Contract or any other amount payable with respect to such Unit or Purchase Contract, shall be deemed to include payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Each Holder entitled to any Additional Amounts shall cooperate with the Company and the Purchase Contract Agent in providing any information or documentation reasonably requested by the Company or the Purchase Contract Agent to confirm the identity and/or tax status of such Holder and any affected Beneficial Owner (to the extent necessary to establish such Holder’s entitlement to Additional Amounts) and to assist the Company or the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Company will furnish to the Purchase Contract Agent an Officers’ Certificate and any other documentation reasonably satisfactory to the Trustee evidencing payment of any Applicable Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Purchase Contract Agent to Holders upon written request to the Purchase Contract Agent.

ARTICLE V

ADJUSTMENTS

Section 5.01. Adjustments to the Fixed Settlement Rates.

(a) Each Fixed Settlement Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Company exclusively issues shares of Common Stock as a dividend or other distribution on all or substantially all shares of Common Stock, or if the Company effects a share split or share combination, each Fixed Settlement Rate will be adjusted based on the following formula:

FR1 = FR0 ×	OS1
OS0

where,

FR0	=	the applicable Fixed Settlement Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

FR1	=	the applicable Fixed Settlement Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 5.01(a)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 5.01(a)(i) is declared but not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the applicable Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) Issuance of Stock Purchase Rights. If the Company issues to all or substantially all holders of Common Stock rights any rights, options or warrants entitling them, for a period of not more than 60 days after the date of such issuance, to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Settlement Rate will be increased based on the following formula:

FR1 = FR0 ×	OS0 + X
OS0 + Y

where,

FR0	=	the applicable Fixed Settlement Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

FR1	=	the applicable Fixed Settlement Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 5.01(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, each Fixed Settlement Rate shall be readjusted to the applicable Fixed Settlement Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each Fixed Settlement Rate shall be decreased to be the applicable Fixed Settlement Rate that would then be in effect if such Ex-Dividend Date if such issuance had not occurred.

For purposes of this Section 5.01(a)(ii), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than such average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) Asset or Debt Distribution. If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(A) any distribution in connection with any liquidation, dissolution or winding up of the Company;

(B) dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 5.01(a)(i) hereof or Section 5.01(a)(ii) hereof;

(C) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.01(a)(iv) hereof; and

(D) Spin-Offs as to which the provisions set forth below in this Section 5.01(a)(iii) shall apply;

then each Fixed Settlement Rate shall be increased based on the following formula:

FR1 = FR0 ×	SP0

SP0 – FMV

where,

FR0	=	the applicable Fixed Settlement Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

FR1	=	the applicable Fixed Settlement Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value of the shares of Capital Stock, evidences of indebtedness, other assets, or property of the Company or rights, options or warrants to acquire shares of the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Unit and Separate Purchase Contract shall receive, in respect of each Unit and Separate Purchase Contract, as applicable, it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect immediately prior to the Record Date for such distribution.

Any increase made under the portion of this Section 5.01(a)(iii) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution (including a Spin-Off as defined below) is not so paid or made, each Fixed Settlement Rate shall be decreased to be the applicable Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. In the case of rights, options or warrants to acquire shares of the Company’s Capital Stock or other securities, to the extent that such rights, options or warrants are not exercised prior to their expiration or the Company’s Capital Stock or other securities are not delivered upon the expiration of such rights, options or warrants, each Fixed Settlement Rate shall be readjusted to the applicable Fixed Settlement Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the Company’s Capital Stock or other securities actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each Fixed Settlement Rate shall be decreased to be the applicable Fixed Settlement Rate that would then be in effect if such issuance had not occurred.

With respect to an adjustment pursuant to this Section 5.01(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or business units, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the each Fixed Settlement Rate will be increased based on the following formula:

FR1 = FR0 ×	FMV0 + MP0

MP0

where,

FR0	=	the applicable Fixed Settlement Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

FR1	=	the applicable Fixed Settlement Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, but excluding, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Valuation Period.

If the first VWAP Trading Day of the Observation Period applicable to the settlement of relevant Units or Separate Purchase Contracts, as the case may be, occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the first VWAP Trading Day of such Observation Period. If one or more VWAP Trading Days of the Observation Period applicable to the settlement of the relevant Unit or Separate Purchase Contract, as the case may be, occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to 10 consecutive Trading Days deemed replaced with a reference to one (1) Trading Day.

In addition, if an Early Settlement Exercise Date or the Early Mandatory Relevant Date occurs during the period from, but excluding, the first Trading Day of the Valuation Period for a Spin-Off to, and including, the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to “10” consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the applicable Early Settlement Exercise Date or Early Mandatory Relevant Date, as applicable. If an Early Settlement Exercise Date or Early Mandatory Relevant Date occurs during the period from, and including, the Ex-Dividend Date of a Spin-Off to, and including, the first Trading Day of the Valuation Period for such Spin-Off, (i) the reference in the above definition of “FMV0” to “10” consecutive Trading Days shall be deemed replaced with a reference to “one (1)” Trading Day, (ii) the Company shall deliver the consideration due to such Holder in respect of the applicable Early Settlement or Early Mandatory Settlement, as applicable on the third Business Day after the first Trading Day of the Valuation Period for such Spin-Off, (iii) the relevant Fixed Settlement Rates, Early Mandatory Settlement Rate and Fundamental Change Early Settlement Rate, as the case may be, applicable to such Early Settlement or Early Mandatory Settlement, as applicable, shall be such respective Fixed Settlement Rates or Fundamental Change Early Settlement Rate in effect immediately prior to the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off and (iv) the person in whose name any shares of Common Stock shall be issuable in respect of the applicable Early Settlement or Early Mandatory Settlement, as applicable, shall be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off.

For purposes of the second adjustment set forth in this Section 5.01(a)(iii), (i) the Closing Price of any Capital Stock or similar equity interest shall be calculated by the Company in a manner analogous to that used to calculate the Closing Price of the Common Stock in the definition of “Closing Price” set forth in Section 1.01 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

(iv) Cash Distributions. If the Company pays any cash dividends or distributions to all or substantially all holders of the Common Stock (other than any distribution in connection with any liquidation, dissolution or winding up of the Company), each Fixed Settlement Rate shall be increased based on the following formula:

FR1 = FR0 ×	SP0
SP0 – C

where,

FR0	=	the applicable Fixed Settlement Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

FR1	=	the applicable Fixed Settlement Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Unit or a Separate Purchase Contract shall receive, for each such Unit or a Separate Purchase Contract it holds, as the case may be, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect immediately prior to the Close of Business on the Record Date for such cash dividend or distribution.

Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Settlement Rate shall be decreased to be the applicable Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(v) Self Tender Offers and Exchange Offers. If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer made by the Company or any of its Subsidiaries for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender Offer Expiration Date”), each Fixed Settlement Rate shall be increased based on the following formula:

FR1 = FR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

FR0	=	the applicable Fixed Settlement Rate in effect immediately prior to the Close of Business on the Tender Offer Expiration Date;

FR1	=	the applicable Fixed Settlement Rate in effect immediately after the Close of Business on the Tender Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Tender Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Tender Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date (the “Averaging Period”).

If the first VWAP Trading Day of the Observation Period applicable to the settlement of relevant Unit or Separate Purchase Contract, as the case may be, occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “ SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If one or more VWAP Trading Days of the Observation Period applicable to the settlement of the relevant Unit or Separate Purchase Contract, as the case may be, occurs on or after the Tender Offer Expiration Date for a tender or exchange offer but on or prior to the first Trading Day of the Averaging Period for such tender or exchange offer, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Averaging Period for such tender or exchange offer and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer, with the reference in the above definition of “SP1” to “10” consecutive Trading Days deemed replaced with a reference to “one (1)”.

In addition, if an Early Settlement Exercise Date or Early Mandatory Relevant Date occurs during the period from, but excluding, the first Trading Day of the Averaging Period for a tender or exchange offer to, and including, the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the applicable Early Settlement Exercise Date or Early Mandatory Relevant Date, as applicable. If an Early Settlement Exercise Date or Early Mandatory Relevant Date occurs during the period from, and including, the Tender Offer Expiration Date to, and including, the first Trading Day of the Averaging Period for such tender or exchange offer, (i) the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to “one (1)”, (ii) the Company shall deliver the consideration due to such Holder in respect of the applicable Early Settlement or Early Mandatory Settlement, as applicable, on the third Business Day after the first Trading Day of the Averaging Period for such tender or exchange offer, (iii) the relevant Fixed Settlement Rates, Early Mandatory Settlement Rate and Fundamental Change Early Settlement Rate, as the case may be, applicable to such Early Settlement or Early Mandatory Settlement, as applicable, will be such respective Fixed Settlement Rates, Early Mandatory Settlement Rate or Fundamental Change Early Settlement Rate in effect immediately prior to the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer and (iv) the person in whose name any shares of Common Stock shall be issuable in respect of the applicable Early Settlement or Early Mandatory Settlement, as applicable, will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer.

(vi) Special Settlement Provisions.

(A) Notwithstanding anything to the contrary herein, if a Fixed Settlement Rate adjustment becomes effective on any Ex-Dividend Date, and (x) a Holder of a Unit or a Separate Purchase Contract that has elected Early Settlement of such Unit or such Separate Purchase Contract, as applicable for which the applicable Early Settlement Exercise Date occurs or (y) a holder of a Unit or a Separate Purchase Contract to which Early Mandatory Settlement applies and for which the applicable Early Mandatory Relevant Date occurs, in either case of clauses (x) or (y), on or after such Ex-Dividend Date and on or prior to the related Record Date would be (i) treated as the record holder of shares of Common Stock as of the related Early Settlement Exercise Date or Early Mandatory Relevant Date, as applicable, pursuant to Section 3.02 based on a Fixed Settlement Rate that would otherwise be adjusted for such Ex-Dividend Date in respect of such dividend, distribution or other event giving rise to such adjustment and (ii) entitled to participate in the related dividend, distribution or other event giving rise to such adjustment with respect to all such shares of Common Stock, then, notwithstanding the foregoing Fixed Settlement Rate adjustment provisions, the Fixed Settlement Rate adjustment relating to such Ex-Dividend Date will not be made for such Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(B) In addition, if:

(1) the Record Date, effective date or Tender Offer Expiration Date for any event that requires an adjustment to the Fixed Settlement Rates under any of Sections 5.01(a)(i) through (v) hereof occurs:

(a) on or after the first VWAP Trading Day of the relevant Observation Period; and

(b) on or prior to the last VWAP Trading Day of such Observation Period; and

(2) the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, effective date or Tender Offer Expiration Date:

(a) includes shares of Common Stock that do not entitle their holder to participate in such event; and

(b) is calculated based on a Fixed Settlement Rate that is not adjusted on account of such event;

then the Company shall treat each Holder of a Unit or Separate Purchase Contract as though it were the record holder on such Record Date, effective date or Tender Offer Expiration Date, as applicable, of a number of shares of Common Stock per Unit or Separate Purchase Contract, as applicable, equal to the total number of shares of Common Stock that:

(1) are deliverable as part of the Daily Settlement Amount:

(a) for a VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, effective date or Tender Offer Expiration Date; and

(b) that is calculated based on a Fixed Settlement Rate that is not adjusted for such event; and

(2) if not for this provision, would not entitle such Holder to participate in such event.

(vii) Rights Plans. Upon Settlement of a Unit or a Separate Purchase Contract, to the extent that the Company then has a rights plan with respect to the Common Stock in effect, if (i) Early Settlement applies to such Unit or Separate Purchase Contract, on the applicable Early Settlement Exercise Date, (ii) Early Mandatory Settlement applies to such Unit or Separate Purchase Contract, on the applicable Early Mandatory Relevant Date or (iii) Mandatory Settlement applies to such Unit or Separate Purchase Contract, on any VWAP Trading Day in the relevant Observation Period, in each case, the Holders thereof shall receive from the Company, in addition to any shares of Common Stock received in connection with such Early Settlement or Early Mandatory Settlement or in respect of such VWAP Trading Day, as the case may be, the rights under the rights plan, unless, prior to such Early Settlement Exercise Date, Early Mandatory Relevant Date or VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case each Fixed Settlement Rate shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Common Stock that is subject to Section 5.01(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii) Limitation on Adjustments. Except as stated in this Section 5.01(a), the Company shall not adjust the Fixed Settlement Rates for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If the application of the formulas in Sections 5.01(a)(i) through (v) would result in a decrease in the Fixed Settlement Rates, then, except to the extent of any readjustment to the Fixed Settlement Rates, no adjustment to the Fixed Settlement Rates will be made (other than as a result of a reverse share split or share combination).

(b) Adjustment for Tax Reasons. The Company may make such increases in each Fixed Settlement Rate, in addition to any other increases required by this Section 5.01, to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for U.S. federal income tax purposes or for any other reasons; provided, however, that the same proportionate adjustment must be made to each Fixed Settlement Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price Reference Price and Stock Price.

(i) All adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Adjustments to Threshold Appreciation Price, Reference Price and Stock Price shall be calculated to the nearest $0.0001. Notwithstanding anything to the contrary herein, no adjustment in the Fixed Settlement Rates shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any such adjustments which by reason of this Section 5.01(c)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment that has not been made shall be made upon the occurrence of (1) the Effective Date for any Fundamental Change, (2) (x) in the case of any Early Settlement, prior to the Close of Business on the Early Settlement Exercise Date, and (y) in the case of any Mandatory Settlement, prior to each VWAP Trading Day of the Observation Period and (3) prior to the Close of Business on any other date on which the Fixed Settlement Rates are referred to for purposes of determining the number of shares of Common Stock deliverable upon settlement of a Unit or a Separate Purchase Contract. In addition, the Company shall not account for such deferrals when determining what number of shares of Common Stock a Holder would have held on a given day based on the Maximum Settlement Rate.

(ii) Upon each adjustment to each Fixed Settlement Rate, and as of the time of such adjustment, each of the Threshold Appreciation Price and the Reference Price in effect immediately prior to such adjustment shall be multiplied by a fraction, the numerator of which shall be the Fixed Settlement Rate in effect immediately before such adjustment, and the denominator of which shall be such Fixed Settlement Rate in effect immediately after such adjustment.

(iii) If an adjustment is made to the Fixed Settlement Rates pursuant to Section 5.01(a) or Section 5.01(b), then, as of the time of such adjustment, an adjustment shall be made to each Stock Price set forth in the column headers of the table included in Section 5.02(e) by multiplying such Stock Price by a fraction, the numerator of which shall be the Fixed Settlement Rate in effect immediately before such adjustment, and the denominator of which shall be such Fixed Settlement Rate in effect immediately after such adjustment. Each of the Fundamental Change Early Settlement Rates in the table included in Section 5.02(e) will be subject to adjustment in the same manner as each Fixed Settlement Rate as set forth in this Section 5.01.

(iv) Notwithstanding anything herein to the contrary, no adjustment to the Fixed Settlement Rates (or, for the avoidance of doubt, any corresponding adjustment to the Reference Price or Threshold Reference Price pursuant to Section 5.01(c)) shall be made if Holders participate (other than in the case of a share split or share combination) at the same time and upon the same terms as holders of shares of Common Stock and as a result of holding the Units or Separate Purchase Contracts, as applicable, in any of the transactions that would otherwise give rise to an adjustment without having to settle their Purchase Contracts as if they held a number of shares of the Common Stock equal to the then applicable Maximum Settlement Rate multiplied by the number of Units or Separate Purchase Contracts, as applicable, held by such Holders. In addition, the Fixed Settlement Rates shall not be adjusted:

(A) on account of stock repurchases that are not tender offers referred to in Section 5.01(a)(v), including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors, or otherwise;

(B) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(C) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(D) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (C) above and outstanding as of the Issue Date; or

(E) for a change in the par value of the Common Stock.

(d) Notice of Adjustment. If the Company adjusts the Fixed Settlement Rates, the Company shall deliver to the Purchase Contract Agent an Officers’ Certificate setting forth each Fixed Settlement Rate, detailing the calculation of each Fixed Settlement Rate and describing the facts upon which the adjustment is based, upon which certificate the Purchase Contract Agent may conclusively rely. In addition, the Company shall issue a press release containing the relevant information (and make such information available on its Web site). The Purchase Contract Agent shall not be responsible for, and shall not make any representation as to the validity or value of, any share of Common Stock, securities or assets issued upon settlement of the Units or Separate Purchase Contracts, or as to the accuracy of any calculation made hereunder.

(e) Reorganization Events. In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to Section 5.01(a)(i));

(ii) any consolidation or merger, amalgamation or combination involving the Company;

(iii) any sale, lease or other transfer to another Person of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any binding exchange of securities of the Company with another Person (other than in connection with a merger or acquisition covered by clause (i) above),

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event” and such common stock, securities, property or assets (including cash or any combination thereof), the “Reference Property” and the amount of Reference Property that a holder of one share of the Common Stock would be entitled to receive on account of such Merger Event, an “Reference Property Unit”), then, at the effective time of the applicable Merger Event, the right to settlement of each Unit or Separate Purchase Contract into shares of Common Stock will be changed into a right to settlement of such Unit or Separate Purchase Contract based on the kind and amount of Reference Property that a holder of shares of Common Stock would have owned or been entitled to receive upon such Merger Event. However, at and after the effective time of the Merger Event, (i) any number of shares of Common Stock that the Company would have been required to deliver upon settlement of the Units and Separate Purchase Contracts as set forth above will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event, (ii) the Daily VWAP and Closing Price will be calculated based on the value of a Reference Property Unit and (iii) the consideration due upon settlement of the Units and Separate Purchase Contracts will be determined as if relevant references to shares of Common Stock or any number thereof (including for purposes of any adjustment to the Fixed Settlement Rates) were deemed replaced with references to the components of a Reference Property Unit. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of Reference Property that a holder of one or more shares of Common Stock would have been entitled to receive in such Merger Event (and that will be deliverable upon settlement of the Units and Separate Purchase Contracts) shall be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of the weighted average as soon as reasonably practicable after such determination is made.

Notwithstanding anything to the contrary herein, for so long as the Units or Separate Purchase Contracts remain outstanding, the Company will not become a party to any agreement providing for a Merger Event if the terms of such agreement relative to the treatment of the Units or Separate Purchase Contracts are inconsistent with the provisions described in this Section 5.01(e), unless the Purchase Contracts are to be settled (including pursuant to an Early Mandatory Settlement) prior to consummation of such Merger Event.

The above provisions of this Section 5.01(e) shall similarly apply to successive Merger Events. Following each Merger Event, (i) for the avoidance of doubt, the Fixed Settlement Rates (together with corresponding adjustments to the Fundamental Change Settlement Rates, the Stock Prices, the Reference Price and the Threshold Appreciation Price) shall be subject to adjustments which will be as nearly equivalent as may be practicable, as determined by the Board of Directors in its commercially reasonable judgment, to the adjustments provided for in this Section 5.01 (except that no such adjustments shall be required with respect to any portion of a Reference Property Unit that does not consist of Capital Stock); and (ii) for all purposes hereunder (including, without limitation, for purposes of determining whether a Fundamental Change has occurred), each reference herein to Common Stock shall be read as if such reference were instead a reference to the Reference Property Units.

Section 5.02. Early Settlement Upon a Fundamental Change

(a) If a Fundamental Change occurs and a Holder elects to effect an Early Settlement of any Purchase Contract in connection with such Fundamental Change, then, notwithstanding anything to the contrary herein, such Holder shall receive a number of shares of Common Stock (or Reference Property Units, as applicable) based on the Fundamental Change Early Settlement Rate (the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts set forth in Section 4.04, during the period beginning on, and including, the Effective Date of the Fundamental Change and ending on, and including, the 35th Business Day thereafter (the “Fundamental Change Early Settlement Period”).

If a Holder complies with the requirements set forth in Section 5.02(b) to exercise the Fundamental Change Early Settlement Right prior to the Close of Business on any Business Day during the Fundamental Change Early Settlement Period, then that Business Day shall be considered the “Fundamental Change Early Settlement Date.” If a Holder complies with the requirements set forth in Section 5.02(b) to exercise the Fundamental Change Early Settlement Right at or after the Close of Business on any Business Day during the Fundamental Change Early Settlement Period or at any time on a day during the Fundamental Change Early Settlement Period that is not a Business Day, then the next succeeding Business Day shall be considered the “Fundamental Change Early Settlement Date.”

(b) The Company shall provide the Purchase Contract Agent and the Holders of Units and Separate Purchase Contracts with a notice of a Fundamental Change within five Business Days after its occurrence, issue a press release announcing the Effective Date and post such press release on the Company’s Web site. The notice shall set forth (i) the applicable Fundamental Change Early Settlement Rate, (ii) the kind and amount of cash, securities and other property receivable by the Holder upon settlement and (iii) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised.

(c) The “Fundamental Change Early Settlement Rate” shall be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be determined as follows:

(i) in the case of a Fundamental Change described in sub-clause (A) or (B) of clause (ii) of the definition thereof in which holders of shares of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; and

(ii) in all other cases, the Stock Price shall be the average of the Closing Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

(d) The Stock Prices set forth in the column headers of the table below and the Fundamental Change Early Settlement Rates in the table below are subject to adjustment as provided in Section 5.01(c).

(e) The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract for each Stock Price and Effective Date set forth below:

Effective Date	Stock Price
	$2.00	$4.00	$6.00	$7.03	$7.50	$8.00	$8.61	$9.00	$10.00	$11.00	$12.50	$15.00	$20.00	$30.00
April 7, 2014	3.4457	3.2486	3.1035	3.0524	3.0333	3.0154	2.9965	2.9860	2.9634	2.9460	2.9269	2.9073	2.9030	2.9030
July 1, 2014	3.4609	3.2675	3.1166	3.0625	3.0422	3.0232	3.0032	2.9920	2.9681	2.9497	2.9296	2.9092	2.9030	2.9030
October 1, 2014	3.4769	3.2894	3.1317	3.0741	3.0524	3.0321	3.0107	2.9987	2.9731	2.9535	2.9323	2.9110	2.9030	2.9030
January 1, 2015	3.4922	3.3128	3.1482	3.0866	3.0633	3.0414	3.0184	3.0055	2.9781	2.9571	2.9347	2.9125	2.9030	2.9030
April 1, 2015	3.5062	3.3376	3.1659	3.0998	3.0746	3.0510	3.0261	3.0122	2.9827	2.9603	2.9365	2.9135	2.9030	2.9030
July 1, 2015	3.5189	3.3647	3.1858	3.1143	3.0869	3.0612	3.0341	3.0190	2.9870	2.9630	2.9378	2.9140	2.9030	2.9030
October 1, 2015	3.5300	3.3943	3.2086	3.1306	3.1005	3.0721	3.0423	3.0257	2.9908	2.9648	2.9381	2.9138	2.9030	2.9030
January 1, 2016	3.5388	3.4265	3.2349	3.1490	3.1155	3.0839	3.0506	3.0321	2.9935	2.9654	2.9372	2.9128	2.9030	2.9030
April 1, 2016	3.5450	3.4607	3.2661	3.1703	3.1323	3.0963	3.0585	3.0377	2.9946	2.9640	2.9344	2.9107	2.9030	2.9030
July 1, 2016	3.5491	3.4963	3.3053	3.1965	3.1521	3.1099	3.0657	3.0415	2.9926	2.9591	2.9290	2.9075	2.9030	2.9030
October 1, 2016	3.5517	3.5302	3.3590	3.2319	3.1773	3.1249	3.0702	3.0408	2.9838	2.9479	2.9195	2.9037	2.9030	2.9030
January 1, 2017	3.5540	3.5520	3.4428	3.2903	3.2149	3.1404	3.0641	3.0252	2.9577	2.9245	2.9066	2.9030	2.9030	2.9030
April 1, 2017	3.5562	3.5562	3.5562	3.5562	3.3333	3.1250	2.9030	2.9030	2.9030	2.9030	2.9030	2.9030	2.9030	2.9030

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the applicable Stock Price is between two Stock Prices in the table or the applicable Effective Date is between two Effective Dates in the table, then the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Stock Prices and the two Effective Dates surrounding the applicable Stock Price or Effective Date, as applicable, based on a 365-day year;

(ii) if the applicable Stock Price is in excess of $30.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above), then the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii) if the applicable Stock Price is less than $2.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above) (the “Minimum Stock Price”), then the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, and using straight line interpolation, as described in clause (i) of this Section 5.02(e), if the Effective Date is between two dates in the table.

The maximum number of shares of Common Stock deliverable under a Purchase Contract is 3.5562, subject to adjustment as provided in Section 5.01.

(f) The Company shall deliver shares of Common Stock or Reference Property Units, as applicable, deliverable as a result of a Holder’s exercise of the Fundamental Change Early Settlement Right on or prior to the third Business Day following the Fundamental Change Early Settlement Date.

(g) If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Early Settlement Date or the Early Mandatory Settlement Date or upon Mandatory Settlement, including, if applicable, the provisions set forth in Section 5.01.

Section 5.03. Adjustments of Prices.

Whenever any provision of this Purchase Contract Agreement requires the Company to calculate the Closing Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Observation Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Fixed Settlement Rates that becomes effective, or any event requiring an adjustment to the Fixed Settlement Rates where the effective date, Ex-Dividend Date or Tender Offer Expiration Date of the event occurs, at any time during the period when such Closing Prices, the Daily VWAPs or function thereof are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph, to the extent any such adjustments are necessary, will be made without duplication of any adjustment made pursuant to Section 5.01(a)(vi)(B).

ARTICLE VI

REMEDIES

Section 6.01. Unconditional Right of Holders to Receive Shares of Common Stock.

Each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the shares of Common Stock, Reference Property or cash in lieu of any fractional share or Reference Property upon settlement of such Purchase Contract on the applicable Settlement Date and to institute suit for the enforcement of any such right to receive the shares of Common Stock, and such right shall not be impaired without the consent of such Holder.

Section 6.02. Limitation on Proceedings.

No Holder of Purchase Contracts (whether or not included in a Unit) may institute any proceedings, judicial or otherwise, with respect to this Purchase Contract Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts (whether or not included in a Unit) from instituting suit for the delivery of shares of Common Stock, Reference Property or cash in lieu of any fractional share or Reference Property upon settlement of the Purchase Contracts on the applicable Settlement Date.

Section 6.03. Restoration of Rights and Remedies.

If any Holder has instituted any proceeding to enforce any right or remedy under this Purchase Contract Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.04. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.05. Delay or Omission Not Waiver.

No delay or omission of any Holder to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.06. Undertaking for Costs.

All parties to this Purchase Contract Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Purchase Contract Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10.0% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of the right to receive shares of Common Stock, Reference Property or cash in lieu of any fractional share or Reference Property upon settlement of the Purchase Contracts held by such Holder.

Section 6.07. Waiver of Stay or Execution Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Purchase Contract Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08. Control by Majority.

The Holders of not less than a majority in number of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided, however, that the Purchase Contract Agent has received indemnity reasonably satisfactory to it. Notwithstanding anything to the contrary in the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law or this Purchase Contract Agreement, that may involve it in personal liability or that may be unduly prejudicial to the Holders of Purchase Contracts not joining in the action.

ARTICLE VII

THE PURCHASE CONTRACT AGENT AND TRUSTEE

Section 7.01. Certain Duties and Responsibilities.

(a) Each of the Purchase Contract Agent and Trustee:

(i) undertakes to perform, with respect to the Units and Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Purchase Contract Agreement, and no implied covenants or obligations shall be read into this Purchase Contract Agreement against the Purchase Contract Agent or Trustee; and

(ii) in the absence of gross negligence, willful misconduct or bad faith on its own part, may, with respect to the Units and Purchase Contracts, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent or the Trustee, as applicable, and conforming to the requirements of this Purchase Contract Agreement but in the case of any certificates or opinions that by any provision hereof are specifically required to be furnished to the Purchase Contract Agent or the Trustee, as applicable, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Purchase Contract Agreement (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein and may assume the genuineness of all signatures).

(b) No provision of this Purchase Contract Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts;

(ii) no provision of this Purchase Contract Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity reasonably satisfactory to the Purchase Contract Agent is not provided to it; and

(iii) the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in number of the Outstanding Purchase Contracts.

(c) Whether or not herein expressly so provided, every provision of this Purchase Contract Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.01.

Section 7.02. Notice of Default.

Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Purchase Contracts, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived. The Company shall deliver to the Purchase Contract Agent prompt written notice of the occurrence of any default by the Company hereunder.

Section 7.03. Certain Rights of the Purchase Contract Agent.

Subject to the provisions of Section 7.01:

(a) the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Purchase Contract Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d) the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity, during the Company’s normal business hours, to examine the relevant books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or Affiliates and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney or Affiliate appointed with due care by it hereunder;

(g) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Purchase Contract Agreement at the request or direction of any of the Holders pursuant to this Purchase Contract Agreement, unless such Holders shall have provided to the Purchase Contract Agent security or indemnity reasonably satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Purchase Contract Agreement;

(i) the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of a default is provided to the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Purchase Contracts and this Purchase Contract Agreement;

(j) the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Purchase Contract Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent and under this Purchase Contract Agreement, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee (whether or not the Trustee is expressly referred for in connection with any such rights, privileges, protections, immunities and benefits) and to each agent, custodian and other Person employed to act hereunder; and

(l) in no event shall either of the Purchase Contract Agent or the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Purchase Contact Agent or the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.04. Not Responsible for Recitals.

The recitals contained herein and in the instruments evidencing any Purchase Contract or Note, or in any document used in connection with the sale, offer or issuance of the Purchase Contracts or the Notes, shall be taken as the statements of the Company, and neither the Purchase Contract Agent nor the Trustee assumes any responsibility for their accuracy. Neither the Purchase Contract Agent nor the Trustee makes any representations as to the validity or sufficiency of either this Purchase Contract Agreement or of the Purchase Contracts. Neither the Purchase Contract Agent nor the Trustee shall be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 7.05. May Hold Units and Purchase Contracts.

Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent, the Trustee and any of their Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Notes.

Section 7.06. Money Held in Custody.

Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as specifically instructed by the Company in an Issuer Order.

Section 7.07. Compensation, Reimbursement and Indemnification.

The Company agrees:

(a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b) except as otherwise expressly provided for herein, to promptly reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Purchase Contract Agreement (including costs of collection and the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be determined to have been caused by the Purchase Contract Agent’s own gross negligence, willful misconduct or bad faith; and

(c) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent and their respective agents and representatives for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the Purchase Contract Agent’s duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The provisions of this Section shall survive the resignation or removal of the Purchase Contract Agent, the termination of this Purchase Contract Agreement or the rejection of this Purchase Contract Agreement under bankruptcy law.

Section 7.08. Corporate Purchase Contract Agent Required; Eligibility.

There shall at all times be a Purchase Contract Agent hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the continental United States, if there be such a corporation in the continental United States, qualified and eligible under this Article VII and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.09. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor

Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Purchase Contracts delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the delivery of such Act, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii) the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least three months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent, and the retiring Purchase Contract Agent shall have no further obligations or duties hereunder except as expressly set forth herein. At the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment or reimbursement of any amounts due to it hereunder, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph Section 7.10(a).

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 7.11. Merger; Conversion; Consolidation or Succession to Business.

Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Equity-Linked Securities shall have been authenticated on behalf of the Holders by the Trustee and Purchase Contract Agent then in office, but not delivered, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such Purchase Contract Agent’s authentication and deliver the Equity-Linked Securities so authenticated with the same effect as if such successor Purchase Contract Agent had itself authenticated such Equity-Linked Securities.

Section 7.12. Preservation of Information; Communications to Holders.

(a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If a Holder (such Holder, the “Applicant”) applies in writing to the Purchase Contract Agent, and furnishes to the Purchase Contract Agent reasonable proof that such Applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the Applicant desires to communicate with other Holders with respect to its rights under this Purchase Contract Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such Applicant proposes to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13. No Other Obligations of Purchase Contract Agent or Trustee.

Except to the extent otherwise expressly provided in this Purchase Contract Agreement, neither the Purchase Contract Agent nor Trustee assumes any obligations, and neither the Purchase Contract Agent nor Trustee shall be subject to any liability, under this Purchase Contract Agreement or Security evidencing a Unit or Purchase Contract in respect of the obligations of the Holder of any Unit or Purchase Contract thereunder. The Company agrees, and each Holder of a Security, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s or Trustee’s authentication, as applicable, of the Securities on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that neither the Purchase Contract Agent nor Trustee shall have any obligation to perform such Purchase Contracts (whether held as components of Units or Separate Purchase Contracts) on behalf of the Holders, except to the extent expressly provided in Article III hereof. Anything contained in this Purchase Contract Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent, the Trustee or their respective officers, employees or agents be liable under this Purchase Contract Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent or Trustee, incurred without any act or deed that is found to be attributable to gross negligence, willful misconduct or bad faith on the part of the Purchase Contract Agent or Trustee.

Section 7.14. Tax Compliance.

(a) The Company and the Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including backup withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Purchase Contracts or (ii) the issuance, delivery, holding, transfer or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b) The Company shall provide written direction to the Purchase Contract Agent with respect to its obligations arising under Section 7.14(a). The Purchase Contract Agent shall comply, in accordance with the terms hereof, with any such written direction or any other written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Purchase Contract Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE VIII

SUPPLEMENTAL AGREEMENTS

Section 8.01. Supplemental Agreements Without Consent of Holders.

Without the consent of any Holders, the Company, the Purchase Contract Agent and the Trustee at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(i) evidence the succession by a successor corporation and to provide for the assumption by a successor of the Company’s obligations under this Purchase Contract Agreement;

(ii) add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Holders or to surrender any of the Company’s rights or powers;

(iii) evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv) in the case of a Merger Event, to provide for the settlement of the Purchase Contracts into the Reference Property as required under the provisions described under Section 5.01(e);

(v) cure any ambiguity, omission, defect or inconsistency in this Purchase Contract Agreement; and

(vi) make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of the Purchase Contract Agreement to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus, will not be deemed to be adverse to any Holder.

Section 8.02. Supplemental Agreements With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Purchase Contracts affected by such supplemental purchase contract agreement, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Units and/or Separate Purchase Contracts and by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an purchase contract agreement or purchase contract agreements supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of, or waiving compliance to any of the provisions of this Purchase Contract Agreement or of modifying in any manner the rights of the Holders under this Purchase Contract Agreement and the Purchase Contracts; provided, however, that no such supplemental purchase contract agreement shall, without the consent of each Holder of the Outstanding Purchase Contracts affected thereby:

(i) make any change that impairs or adversely affects the settlement rights of any Purchase Contract;

(ii) change the right to settle Purchase Contracts early or the Fundamental Change Early Settlement Right, in either case, whether through an amendment or waiver of the provisions in the covenants, definitions or otherwise;

(iii) impair the right of any Holder to receive delivery of the number of shares of Common Stock, cash in lieu of any fractional share and/or Reference Property due upon settlement of any Purchase Contract on the due dates therefor;

(iv) impair the right to institute suit for the enforcement of the Purchase Contract; or

(v) make any change in the percentage of Holders required to consent to any amendment, modification or waiver of any provision of this Purchase Contract Agreement or make any change to this sentence.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Supplemental Agreements.

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Purchase Contract Agreement, the Purchase Contract Agent and Trustee shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Purchase Contract Agreement and does not violate the Indenture, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent and Trustee may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s or Trustee’s own rights, duties or immunities under this Purchase Contract Agreement or otherwise.

Section 8.04. Effect of Supplemental Agreements.

Upon the execution of any supplemental agreement under this Article, this Purchase Contract Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Purchase Contract Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05. Reference to Supplemental Agreements.

Securities authenticated on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities.

Section 8.06. Notice of Supplemental Agreements.

After any supplemental purchase contract agreement under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental purchase contract agreement; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental purchase contract agreement.

ARTICLE IX

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01. Covenant Not to Amalgamate, Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions.

The Company covenants that it will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to another Person unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is (and, if the Company remains a party to the Purchase Contracts and the Purchase Contract Agreement after giving effect to such transaction and the requirements in respect thereof under the Purchase Contract Agreement, the Company is) a corporation organized and existing under the laws of the U.S., any State thereof or the District of Columbia, the Republic of Panama, any member state of the European Union, Curaçao, Sint Maarten, the Cayman Islands, Bermuda or the British Virgin Islands, and the Successor Company, if not the Company, expressly assumes, by supplemental purchase contract agreement, executed and delivered to the Purchase Contract Agent, in form reasonably satisfactory to the Purchase Contract Agent, all of the obligations of the Company under the Purchase Contracts and the Purchase Contract Agreement;

(b) the obligor under the Purchase Contracts will not, immediately after the relevant transaction, be in default in the performance of its covenants and conditions under the Units, the Purchase Contracts or the Purchase Contract Agreement; and

(c) the Company shall have delivered to the Purchase Contract Agent an Officers’ Certificate and an Opinion of Counsel, subject to customary qualifications and assumptions, each stating that such transaction and such modifications to this Purchase Contract Agreement, if any, comply with the requirements therefor under Article VIII hereof.

This Section 9.01 shall not apply to any conveyance, transferor lease of assets between or among the Company and its Subsidiaries.

Section 9.02. Rights and Duties of Successor Entity.

In case of any such amalgamation, merger, consolidation, sale, assignment, transfer or conveyance (but not any such lease) and upon any such assumption by a successor entity in accordance with Section 9.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Purchase Contract Agreement prescribed, the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holders and deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent and Trustee for authentication, and any Security evidencing Units or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent and Trustee for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Purchase Contract Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Purchase Contract Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Securities evidencing Units or Purchase Contracts thereafter to be issued as may be appropriate.

Section 9.03. Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent.

The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such amalgamation, merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article IX and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE X

COVENANTS OF THE COMPANY

Section 10.01. Performance Under Purchase Contracts.

The Company covenants and agrees for the benefit of the Holders from time to time of the Units and Purchase Contracts that it will duly and punctually perform its obligations under the Units and Purchase Contracts in accordance with the terms of the Units and Purchase Contracts and this Purchase Contract Agreement.

Section 10.02. Maintenance of Office or Agency.

The Company shall maintain in the continental United States an office or agency where Securities may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Mandatory Settlement Date or any Early Settlement Exercise Date and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Purchase Contract Agreement may be served. The Company shall give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company shall give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 10.03. Annual Statement.

Within 120 calendar days after the end of each fiscal year, the Company shall deliver to the Purchase Contract Agent an annual statement, signed by an officer of the Company, regarding compliance with this Purchase Contract Agreement and include in such statement whether such officer is aware of any default in the performance or observance of any of the terms, provisions conditions hereof, and, if the Company shall be in such default, such statement shall specify all such defaults and the nature and status thereof and what action the Company is taking or proposes to take with respect thereto.

Section 10.04. Existence.

Except as otherwise permitted under Article IX, the Company will do or cause to be done all things necessary to maintain in full force its legal existence, rights (charter and statutory) and franchises, except that the

Company is not required to preserve any right or franchise if the Company determines that it is no longer desirable in the conduct of its business and the loss is not disadvantageous in any material respect to the Holders of any Purchase Contracts.

Section 10.05. Company to Reserve Common Stock.

The Company shall, at all times that any Purchase Contracts remain Outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon settlement of the Purchase Contracts, that number of shares of Common Stock as shall from time to time be issuable upon the settlement of all Outstanding Purchase Contracts, assuming settlement at the Maximum Number of Shares set forth in Section 5.02(e), subject to adjustment as set forth hereto.

Section 10.06. Covenants as to Common Stock.

The Company covenants that all shares of Common Stock that may be issued upon settlement of any Outstanding Purchase Contract shall, upon issuance, be newly issued shares or treasury shares, be issued in book-entry format held through DTC, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges (other than those created by the Holder or due to a change in registered owner) and not subject to any preemptive rights.

The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon settlement of the Purchase Contracts, subject to official notice of issuance; provided, however, that, if the rules of such exchange system permit the Company to defer the listing of such Common Stock until the first delivery of Common Stock upon settlement of Purchase Contracts in accordance with the provisions of this Purchase Contract Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange at such time.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Contract Agreement to be duly executed as of the day and year first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Perry L. Elders
	Name:	Perry L. Elders
	Title:	Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Purchase Contract Agent

By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Indenture

By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

EXHIBIT A

[FORM OF UNIT]

[INCLUDE IF A GLOBAL UNIT]

[THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL UNIT IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL UNIT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

MCDERMOTT INTERNATIONAL, INC.

6.25% TANGIBLE EQUITY UNITS

CUSIP No. 580037 141

ISIN No. US5800371412

No.	[Initial]* Number of Units:

This Unit certifies that [CEDE & CO.]* [    ]** (the “Holder”), or registered assigns, is the registered owner of [the number of Units set forth above]** [the number of Units shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed [    ] Units]*.

Each Unit consists of (i) a Purchase Contract and (ii) a Note, in each case issued by McDermott International, Inc. (the “Company”). Each Unit evidenced hereby is governed by a Purchase Contract Agreement, dated as of April 7, 2014 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and U.S. Bank National Association, as purchase contract agent (including its successors hereunder, the “Purchase Contract Agent”) and as trustee (including its successors hereunder, the “Trustee”) under the Indenture.

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustee, the Company and the Holders and of the terms upon which the Units are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate a Unit into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to re-create a Unit.

The Company agrees, and by purchasing a Unit or beneficial interest therein each Holder and beneficial owner (for U.S. federal income tax purposes) agrees, for U.S. federal income tax purposes, to treat (1) a Unit as an investment unit composed of two separate instruments, in accordance with its form and (2) the Notes as indebtedness of the Company.

The Units, and any claim, controversy or dispute arising under or related to the Units, shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of law principles thereof that would result in the application of law other than the law of the State of New York).

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

In the event of any inconsistency between the provisions of this Unit and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

[SIGNATURE ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, MCDERMOTT INTERNATIONAL, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: [                    ]

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Units referred to in the within mentioned Purchase Contract Agreement.

Date of authentication: [                    ]

U.S. Bank National Association, as Purchase Contract Agent

By:
Authorized Signatory

U.S. Bank National Association, as Trustee under the Indenture

By:
Authorized Signatory

SCHEDULE A

[INCLUDE IF A GLOBAL UNIT]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL UNIT

The initial number of Units evidenced by this Global Unit is [    ]. The following increases or decreases in this Global Unit have been made:

Date	Amount of increase in number of Units evidenced by the Global Unit	Amount of decrease in number of Units evidenced by the Global Unit	Number of Units evidenced by the Global Unit following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

U.S. Bank National Association

Attn: DWAC

60 Livingston Avenue, 2nd Floor

St. Paul, MN 55107

Or by e-mail to: cts.transfers@usbank.com

Re:	Separation of [Global]* Units

The undersigned [Beneficial Owner]* hereby notifies you that it wishes to separate              Units [as to which it holds a Book-Entry Interest]* into the applicable number of Notes and the applicable number of Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated April 7, 2014, between McDermott International, Inc. (the “Company”) and U.S. Bank National Association, as Purchase Contract Agent and Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Owner has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests]* the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]** [Beneficial Owner has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]* (i) the number of Notes and (ii) number of Purchase Contracts represented by the number of Units specified above.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]*.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

U.S. Bank National Association

Attn: DWAC

60 Livingston Avenue, 2nd Floor

St. Paul, MN 55107

Or by e-mail to: cts.transfers@usbank.com

Re:	Recreation of [Global]* Units

The undersigned [Beneficial Owner]* hereby notifies you that it wishes to recreate              Units [as to which it holds a Book-Entry Interest]* from the applicable number of Notes and the applicable number of Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of April 7, 2014 between McDermott International, Inc. (the “Company”) and U.S. Bank National Association, as Purchase Contract Agent and Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Owner has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the applicable number of Notes and the applicable number of Purchase Contracts sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]** [Beneficial Owner has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]* the number of Units specified above.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]*.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

ATTACHMENT 3

MCDERMOTT INTERNATIONAL, INC.

PURCHASE CONTRACTS

CUSIP No. : 580037 158

ISIN No. : US5800371586

No.	[Initial]* Number of Purchase Contracts:

This Purchase Contract certifies that, [CEDE & CO.]* [    ]**, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts [set forth above]**[shown on Schedule A hereto, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate]* in accordance with the terms of the Purchase Contract Agreement, dated as of April 7, 2014 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and U.S. Bank National Association, as purchase contract agent (including its successors hereunder, the “Purchase Contract Agent”) and as trustee under the Indenture (as defined on the reverse hereof)[, but which shall not exceed [    ] Purchase Contracts]*.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number of shares of common stock, $1.00 par value (“Common Stock”), of the Company equal to the Settlement Amount, unless such Purchase Contract settles prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, MCDERMOTT INTERNATIONAL, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: [                    ]

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

Date of authentication: [                    ]

U.S. Bank National Association, as Purchase Contract Agent

By:
Authorized Signatory

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustee, the Company, and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Amount, unless such Purchase Contract settles prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement.

No fractional shares of Common Stock shall be issued upon settlement of Purchase Contracts, as provided in Section 4.05 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflicts of law principles thereof that would result in the application of law other than the law of the State of New York).

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the absolute owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the Common Stock or other Reference Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian:
	(cust)		(minor)

Under Uniform gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature:

Notice : The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that shares of Common Stock or other securities deliverable upon settlement on or after the Settlement Date of Purchase Contracts evidenced by this instrument be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar taxes payable incidental thereto.

DATED:
Signature

Signature Guarantee:
(if assigned to another Person)
If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this instrument specified below. The undersigned Holder directs that shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar taxes payable incident thereto.

DATED:	Signature:

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this certificate is                     . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

ATTACHMENT 4

MCDERMOTT INTERNATIONAL, INC.

7.75% SENIOR AMORTIZING NOTES

DUE APRIL 1, 2017

CUSIP No.: 580037 604

ISIN No.: US5800376049

No.	[Initial] Number of Notes: [ ]

McDermott International, Inc., a corporation incorporated under the laws of the Republic of Panama (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the initial principal sum of $4.1266 for each of the number of Notes set forth [above][in Schedule A hereto], in quarterly installments of $0.3906 per Note (except for the July 1, 2014 installment, which shall be $0.3646 per Note) (each such payment, an “Installment Payment,” constituting a payment of interest at the rate per year of 7.75% and a partial repayment of principal) payable on each January 1, April 1, July 1, and October 1, commencing on July 1, 2014, (each such date, an “Installment Payment Date” and the period from, and including, April 7, 2014 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from and including an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), all as set forth on the reverse hereof. Notwithstanding the foregoing, the amount of any Installment Payment for any Installment Payment Period shall be increased by the amount of additional interest, if any, payable for such Installment Payment Period as provided in the Indenture hereinafter referred to.

The Installment Payment on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an installment is payable for any period shorter or longer than a full Installment Payment Period, such installment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a Business Day, then payment of the installment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such Installment Payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date when such Installment Payment was originally due.

Installment Payments shall be paid to the person in whose name the Note is registered, with limited exceptions, at the Close of Business on the March 15, June 15, September 15 or December 15, as applicable, immediately preceding the relevant Installment Payment Date. Installment Payments shall be payable at the office or agency of the Company maintained for that purpose in the continental United States; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, MCDERMOTT INTERNATIONAL, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: [                    ]

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

Date of authentication:

U.S. Bank National Association, as Trustee under the Indenture

By:
Authorized Signatory

[REVERSE OF NOTE]

MCDERMOTT INTERNATIONAL, INC.

This Note is one of a duly authorized series of Securities of the Company designated as its 7.75% Senior Amortized Notes due 2017 (herein sometimes referred to as the “Notes”), issued under the senior indenture, dated as of April 7, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of April 7, 2014, between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in the Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at a rate of 7.75% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
July 1, 2014	$0.2900	$0.0746
October 1, 2014	$0.3163	$0.0743
January 1, 2015	$0.3224	$0.0682
April 1, 2015	$0.3286	$0.0620
July 1, 2015	$0.3350	$0.0556
October 1, 2015	$0.3415	$0.0491
January 1, 2016	$0.3481	$0.0425
April 1, 2016	$0.3549	$0.0357
July 1, 2016	$0.3617	$0.0289
October 1, 2016	$0.3687	$0.0219
January 1, 2017	$0.3759	$0.0147
April 1, 2017	$0.3835	$0.0071

Notwithstanding the foregoing, the amount of any Installment Payment for any Installment Payment Period shall be increased by the amount of additional interest, if any, payable for such Installment Payment Period as provided in the Indenture.

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note, and on the Repurchase Date, upon the occurrence of certain events, and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for legal defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all future, scheduled Installment Payments to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

Obligations Unconditional. No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay Installment Payments and Additional Amounts, if applicable, on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Additional Terms. The Notes are originally being issued as part of the Company’s 6.25% Tangible Equity Units (the “Units”) issued pursuant to that certain Purchase Contract Agreement, dated as of April 7, 2014, between the Company, U.S. Bank National Association, as Purchase Contract Agent and as Trustee of the Indenture (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Purchase Contract and Separate Note, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units and Notes.

Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the continental United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his or her attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes are initially issued in registered, global form without coupons in denominations initially equal to $4.1266 and integral multiples in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of law principles thereof that would result in the application of law other than the law of the State of New York).

The Company and the Trustee hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Indenture, the Notes or the transactions contemplated thereby, to the extent permitted by law.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No recourse shall be had for the payment of any Installment Payment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Company, each Holder and each beneficial owner (for U.S. federal income tax purposes) by its acquisition of a beneficial interest in the Notes agrees, for U.S. federal income tax purposes, to treat the Notes as indebtedness of the Company.

A copy of the Indenture is available for inspection at the office of the Trustee.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest:

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO: McDermott International, Inc. and U.S. Bank National Association, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from McDermott International, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of the number of Notes below designated, in accordance with the terms of the Indenture and the Notes, together with accrued and unpaid interest to, but excluding, the Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the senior indenture, dated as of April 7, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture, dated as of April 7, 2014, between the Company and the Trustee (such senior indenture, as so supplemented, the “Indenture”).

The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Notes and the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number:

SCHEDULE A

[INCLUDE IF A GLOBAL NOTE]

SCHEDULE OF INCREASES OR DECREASES IN THE NOTE

The initial number of Notes evidenced by this certificate is [    ]. The following increases or decreases in this Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

[FORM OF PURCHASE CONTRACT]

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

[THIS SECURITY IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL PURCHASE CONTRACT IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL PURCHASE CONTRACT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CUSIP No. : 580037 158

ISIN No. : US5800371586

No.	[Initial]* Number of Purchase Contracts:

This Purchase Contract certifies that, [CEDE & CO.]* [    ]**, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts [set forth above]**[shown on Schedule A hereto, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate]* in accordance with the terms of the Purchase Contract Agreement, dated as of April 7, 2014 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and U.S. Bank National Association, as purchase contract agent (including its successors hereunder, the “Purchase Contract Agent”) and as trustee under the Indenture (as defined on the reverse hereof)[, but which shall not exceed [    ] Purchase Contracts]*.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number of shares of common stock, $1.00 par value (“Common Stock”), of the Company equal to the Settlement Amount, unless such Purchase Contract settles prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, MCDERMOTT INTERNATIONAL, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: [                    ]

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

Date of authentication: [                    ]

U.S. Bank National Association, as Purchase Contract Agent

By:
Authorized Signatory

[FORM OF REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustee, the Company, and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Amount, unless such Purchase Contract settles prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement.

No fractional shares of Common Stock shall be issued upon settlement of Purchase Contracts, as provided in Section 4.05 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflicts of law principles thereof that would result in the application of law other than the law of the State of New York).

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the absolute owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the Common Stock or other Reference Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian:
	(cust)		(minor)

Under Uniform gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that shares of Common Stock or other securities deliverable upon settlement on or after the Settlement Date of Purchase Contracts evidenced by this instrument be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar taxes payable incidental thereto.

DATED:
Signature

Signature Guarantee:
(if assigned to another Person)
If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this instrument specified below. The undersigned Holder directs that shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar taxes payable incident thereto.

DATED:	Signature:

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this certificate is                     . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent